Exhibit 10.49

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of March 6, 2020, by and among INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership, as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time, and BIONANO GENOMICS, INC., a Delaware corporation (“Borrower”).
WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement, dated as of March 14, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;
WHEREAS, Borrower has failed to achieve the TTM Revenue required under Section 6.11(a) of the Loan Agreement prior to giving effect to this Amendment, for the 12-month period ended December 31, 2019 and is currently in breach of the covenant (such breach, the “Financial Covenant Breach”);
WHEREAS, Borrower has informed Collateral Agent that the report of its auditor with respect to Borrower’s annual financial statements for the year 2019 will have a going concern qualification which will be in breach of Section 6.2(a)(ii) of the Loan Agreement (such breach, the “Going Concern Qualification Breach”; the Financial Covenant Breach and the Going Concern Qualification Breach collectively, the “Specified Breaches”);
WHEREAS, Borrower has requested that Collateral Agent and Required Lenders waive any Events of Default resulting directly from the Specified Breaches and Collateral Agent and Required Lenders have agreed to grant such waiver upon the conditions and terms set forth herein; and
WHEREAS, Borrower, Required Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement.
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Required Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Section 2.2(d) of the Loan Agreement is hereby amended and restated as follows:

(d)    Permitted Prepayment of Term Loan. After the date that is the first anniversary of the Effective Date, Borrower shall have the option to prepay all, but not less than all, of the Term Loan advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loan at least seven (7) Business Days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loan plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Fee, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable, including, without limitation, Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

Notwithstanding anything herein to the contrary, on the Second Amendment Date, Borrower shall prepay a principal amount of Two Million One Hundred Thousand Dollars ($2,100,000.00) to Collateral Agent as a partial prepayment of the aggregate principal amount of the Term A Loans, which amount shall be applied ratably towards the repayment of the principal amount outstanding of the Term A-1 Loan and the

Term A-2 Loan and the balance of the respective principal amounts of the Term A-1 Loan and Term A-2 Loan shall remain outstanding and shall be in paid in accordance with the terms of this Agreement. Furthermore, on the earlier of the date of one (1) Business Day after the occurrence of the 2020 Equity Event or April 30, 2020 (such date, “Second Prepayment Date”), Borrower shall prepay a further principal amount of Two Million Nine Hundred Thousand Dollars ($2,900,000.00) as a partial prepayment of the aggregate principal amount of the Term A Loans, which amount shall be applied ratably towards the repayment of the principal amount outstanding of the Term A-1 Loan and the Term A-2 Loan and the balance of the respective principal amounts of the Term A-1 Loan and Term A-2 Loan shall remain outstanding and shall be paid in accordance with the terms of this Agreement. Within two (2) Business Days after the Second Prepayment Date, Borrower shall also pay to Collateral Agent a prepayment fee, in lieu of any Prepayment Fee otherwise due hereunder with respect to such prepayment, equal to two percent (2.00%) of the aggregate amount of Five Million Dollars ($5,000,000.00) (i.e., One Hundred Thousand Dollars ($100,000.00)) being prepaid in accordance with the terms of this paragraph (the “Special Prepayment Fee”), provided, that Borrower may at its election and on a written notice provided to Collateral Agent no later than ten (10) Business Days after the Second Amendment Date, pay such Special Prepayment Fee (no later than within two (2) Business Days after the Second Prepayment Date) in the form of shares of Borrower’s Common Stock issued in the name of Collateral Agent (the “Prepayment Fee Shares”) at a price per share equal to the weighted average offering price per share of Borrower’s Common Stock in the 2020 Equity Event if the 2020 Equity Event has occurred on or before April 30, 2020; provided, however, that if the 2020 Equity has not occurred on or before April 30, 2020, Borrower shall instead pay the Special Prepayment Fee in cash no later than two (2) Business Days after the Second Prepayment Date. The maximum number of Prepayment Fee Shares to be issued shall not exceed any applicable limits under the rules of the Nasdaq Stock Market, and Borrower shall pay any portion of the Special Prepayment Fee in cash to the extent the number of Prepayment Fee Shares so issued does not satisfy the full Special Prepayment Fee amount pursuant to this paragraph. For the avoidance of doubt, Borrower shall remain responsible for the Final Fee with respect to the amount of the Term A Loans prepaid pursuant to this paragraph and such Final Fee shall become due and payable in accordance with applicable provisions of this Agreement. Furthermore, the Special Prepayment Fee pursuant to this paragraph with respect to the amount of Two Million One Hundred Thousand Dollars ($2,100,000.00) prepaid on the Second Amendment Date shall become payable on the Second Amendment Date but shall not be due until two (2) Business Days after the Second Prepayment Date.

If the Special Prepayment Fee is paid in shares of Borrower’s Common Stock, then Borrower will (i) as soon as practicable, and no later than forty-five (45) days following issuance of such shares, file a registration statement to register the resale of such shares under the U.S. Securities Act of 1933, as amended (“Securities Act”) on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement, and any qualifications and compliances as may would permit or facilitate the sale and distribution of all of such shares and (ii) use its commercially reasonable efforts to cause such registration statement to be declared effective by the U.S. Securities and Exchange Commission (“SEC”) as soon as practicable and no later than the Effectiveness Deadline (as defined herein), and shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (1) such time as all of the shares covered by such registration statement have been publicly sold by Collateral Agent, or (2) four (4) years from the date hereof. “Effectiveness Deadline” means, with respect to a registration statement filed pursuant to this Agreement, the earlier of (i) the 30th calendar day following the date the registration statement was filed (or the 60th calendar day following the date the registration statement was filed if such registration statement is subject to review by the SEC) and (ii) the 5th trading day after the date Borrower is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review and that the SEC is prepared to declare such registration statement effective; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business.

3.	Section 6.12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

6.12    Liquidity Covenant. Effective as of the Funding Date of the first Credit Extension made under this Agreement, Borrower shall at all times maintain in a Collateral Account subject to a Control Agreement in favor of Collateral Agent a cash balance of not less than an amount equal to: (i) the greater of (A) Three Million Dollars ($3,000,000.00) or (B) the lesser of (1) Cash Burn of Borrower in the immediately preceding three months or (2) at all times prior to April 30, 2020, Eight Million Dollars ($8,000,000.00) if commencing on March 6, 2020 and until April 30, 2020 the aggregate amount of outstanding Advances under the Revolving Line is equal to or less than Five Hundred Thousand Dollars ($500,000.00), and, if Borrower has fulfilled all of its prepayment obligations set forth in the second paragraph of Section 2.2(d) then at all times on or after April 30, 2020, Seven Million Five Hundred Thousand Dollars ($7,500,000.00), minus (ii) such amount of Revolving Line (if any) as is then available to Borrower but has not been drawn by the Borrower; provided, however, the cash balance in such aforementioned Collateral Account shall not be less than Two Million Dollars ($2,000,000.00) at any given time.

4.	Section 8.2(a) of the Loan Agreement is hereby amended and restated as follows:

(a)    Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.10 (Creation/Acquisition of Subsidiaries), 6.7 (Protection of Intellectual Property Rights), 6.11 (Financial Covenant) or 6.12 (Minimum Liquidity) or Borrower violates any provision in Section 7; provided, however, in the event that the Borrower fails to comply with the requirements of the financial covenant set forth in Section 6.11, as long as the Borrower (i) within 21 days following a failure to satisfy such financial covenant provides a written notification to Collateral Agent of Borrower’s intent to close a Qualified Financing Event within the Cure Period and (ii) is proceeding with good faith efforts to consummate a Qualified Financing Event, a breach of Section 6.11 (Financial Covenant) shall not be deemed an Event of Default (a) until the end of the Cure Period and (b) after the end of the Cure Period to the extent that such breach has been cured as described below. In the event that the Borrower fails to comply with the requirements of the financial covenant set forth in Section 6.11, Borrower may cure such breach by means of submitting a new management plan approved by Borrower’s Board of Directors under which Borrower is expected to break even on a cash flow basis prior to the Maturity Date (which management plan must be acceptable to Collateral Agent in its sole discretion) and raising such amount of capital from a Qualified Financing Event as set forth in such new management plan, no later than forty-five (45) days after the occurrence of the breach (the “Cure Period”), provided, that upon such cure Annex X to the Loan Agreement shall be automatically amended and restated to reflect the projected revenues (and historical actual revenues) set forth in such new management plan; or

5.	Section 8 of the Loan Agreement is hereby amended by adding the following Section 8.13 thereto:

8.13    2020 Equity Event. The 2020 Equity Event does not occur on or before April 30, 2020.

6.	Section 13 of the Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

“2020 Equity Event” is the receipt by Borrower, on or after March 1, 2020 and on or before April 30, 2020, of aggregate gross cash proceeds of at least Fifteen Million Dollars ($15,000,000.00) from the issuance of equity securities of the Borrower in one or more transactions including, but not limited to, any gross proceeds from the cash exercise of warrants to purchase shares of Common Stock of the Borrower.

“Qualified Financing Event” is the receipt by Borrower within the applicable Cure Period of aggregate unrestricted net cash proceeds from the issuance and sale by Borrower of its equity securities in one or more transactions in such amount as would allow Borrower to break even on a cash flow basis prior to the Maturity Date in accordance with the applicable management plan provided by Borrower to Collateral Agent pursuant to Section 8.2(a) (which management plan must be acceptable to Collateral Agent in its sole discretion).

“Second Amendment Date” is March 6, 2020.

7.	Annex X to the Loan Agreement is hereby amended and restated as set forth on Annex X hereto and Annex Y to the Loan Agreement is hereby amended and restated as set forth on Annex Y hereto.

8.	Upon this Amendment becoming effective, Collateral Agent and Required Lenders waive any Events of Default under Section 8.2(a) resulting from the Specified Breaches only.

9.
Borrower hereby agrees to pay a fully earned and non-refundable waiver fee to Collateral Agent and the Required Lenders in an aggregate amount of Two Hundred Thousand Dollars ($200,000.00) (the “Waiver Fee”). Borrower shall notify Collateral Agent in writing within ten (10) Business Days after the Second Amendment Date of whether it will be paying the Waiver Fee in cash or in the form shares of Common Stock of Borrower. If Borrower elects to pay the Waiver Fee in cash, it shall pay the Waiver Fee on the date of its election (and no later than ten (10) Business Days after the Second Amendment Date). If Borrower elects to pay the Waiver Fee in the form of shares of Borrower’s Common Stock, then Borrower shall issue such shares in the name of Collateral Agent (the “Waiver Fee Shares”) within two (2) Business Days after the Second Prepayment Date at a price per share equal to the weighted average offering price per share of Borrower’s Common Stock in the 2020 Equity Event if the 2020 Equity Event has occurred on or before April 30, 2020; provided, however, that if the 2020 Equity has not occurred on or before April 30, 2020, Borrower shall instead pay the Waiver Fee in cash no later than two (2) Business Days after the Second Prepayment Date. The maximum number of Waiver Fee Shares to be issued shall not exceed any applicable limits under the rules of the Nasdaq Stock Market, and Borrower shall pay any portion of the Waiver Fee in cash to the extent the number of Waiver Fee Shares so issued does not satisfy the full Waiver Fee amount pursuant to this paragraph.

If the Waiver Fee is paid in Waiver Fee Shares, then Borrower will (i) as soon as practicable, and no later than forty-five (45) days following issuance of such shares, file a registration statement to register the resale of Waiver Fee Shares under the Securities Act on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement, and any qualifications and compliances as may would permit or facilitate the sale and distribution of all of Waiver Fee Shares and (ii) use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable and no later than the Effectiveness Deadline, and shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (1) such time as all of the Waiver Fee Shares covered by such registration statement have been publicly sold by Collateral Agent, or (2) four (4) years from the date hereof.

10.	Limitation of Amendment.

a.
The amendments and waivers set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

11.	To induce Collateral Agent and Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.	Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default (other than the Existing Defaults) has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

12.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

13.
The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

14.
This Amendment shall be deemed effective as of the date first set forth above upon (i) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (ii) payment by Borrower of Two Million One Hundred Thousand Dollars ($2,100,000.00) to Collateral Agent as a partial prepayment of the aggregate principal amount of the Term A Loan in accordance with the second paragraph of Section 2.2(d).

15.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

16.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.
BORROWER:

BIONANO GENOMICS, INC.

By /s/ R. Erik Holmlin
Name: R. Erik Holmlin
Title: President & CEO

COLLATERAL AGENT AND REQUIRED LENDERS:

INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By: Innovatus Life Sciences GP, LP
Its: General Partner

By /s/ Andrew Dym
Name: Andrew Dym
Title: Authorized Signatory

ANNEX X

MANAGEMENT PLAN
PLEASE SEE ATTACHED

ANNEX Y

LOAN INTEREST RATE AND PAYMENT OF PRINCIPAL
(Term Loan)
PLEASE SEE ATTACHED

Month	Beginning Date	Ending Date	Payment Date	Beginning Loan Balance	Greater of Prime Rate or 5.50%	Interest Rate	Interest Earned	PIK Interest	Cash Interest	Principal Amortization	Total Payment	Tranche B Funding	Ending Loan Balance
								3.00%					
--	3/22/19	3/31/19		$20,000,000.00	5.50%	10.25%	$56,164.38	$16,438.36	--	--	--	--	$20,016,438.36
1	4/1/19	4/30/19	5/1/19	$20,016,438.36	5.50%	10.25%	$168,631.64	$49,355.60	$119,276.04	--	$119,276.04	--	$20,065,793.96
2	5/1/19	5/31/19	6/1/19	$20,065,793.96	5.50%	10.25%	$174,682.36	$51,126.54	$123,555.81	--	$123,555.81	--	$20,116,920.50
3	6/1/19	6/30/19	7/1/19	$20,116,920.50	5.50%	10.25%	$169,478.17	$49,603.37	$119,874.80	--	$119,874.80	--	$20,166,523.87
4	7/1/19	7/31/19	8/1/19	$20,166,523.87	5.50%	10.25%	$175,559.26	$51,383.20	$124,176.06	--	$124,176.06	--	$20,217,907.06
5	8/1/19	8/31/19	9/1/19	$20,217,907.06	5.50%	10.25%	$176,006.57	$51,514.12	$124,492.46	--	$124,492.46	--	$20,269,421.18
6	9/1/19	9/30/19	10/1/19	$20,269,421.18	5.50%	10.25%	$170,762.93	$49,979.39	$120,783.54	--	$120,783.54	--	$20,319,400.58
7	10/1/19	10/31/19	11/1/19	$20,319,400.58	5.50%	10.25%	$176,890.12	$51,772.72	$125,117.40	--	$125,117.40	--	$20,371,173.30
8	11/1/19	11/30/19	12/1/19	$20,371,173.30	5.50%	10.25%	$171,620.16	$50,230.29	$121,389.87	--	$121,389.87	--	$20,421,403.59
9	12/1/19	12/31/19	1/1/20	$20,421,403.59	5.50%	10.25%	$177,778.11	$52,032.62	$125,745.49	--	$125,745.49	--	$20,473,436.2
10	1/1/20	1/31/20	2/1/20	$20,473,436.21	5.50%	10.25%	$178,231.08	$52,165.19	$126,065.88	--	$126,065.88	--	$20,525,601.40
11	2/1/20	2/29/20	3/1/20	$20,525,601.40	5.50%	10.25%	$167,157.13	$48,924.04	$118,233.09	--	$118,233.09	--	$20,574,525.44
12	3/1/20	3/31/20	4/1/20	$20,574,525.44	5.50%	10.25%	$163,839.97	$47,953.16	$115,886.81	--	$115,886.81	--	$18,522,478.60
13	4/1/20	4/30/20	5/1/20	$18,522,478.60	5.50%	10.25%	$156,045.54	$45,671.87	$110,373.67	--	$110,373.67	--	$15,668,150.46
14	5/1/20	5/31/20	6/1/20	$15,668,150.46	5.50%	10.25%	$136,398.76	$39,921.59	$96,477.17	--	$96,477.17	--	$15,708,072.05
15	6/1/20	6/30/20	7/1/20	$15,708,072.05	5.50%	10.25%	$132,335.13	$38,732.23	$93,602.90	--	$93,602.90	--	$15,746,804.28
16	7/1/20	7/31/20	8/1/20	$15,746,804.28	5.50%	10.25%	$137,083.48	$40,121.99	$96,961.49	--	$96,961.49	--	$15,786,926.28
17	8/1/20	8/31/20	9/1/20	$15,786,926.28	5.50%	10.25%	$137,432.76	$40,224.22	$97,208.54	--	$97,208.54	--	$15,827,150.50
18	9/1/20	9/30/20	10/1/20	$15,827,150.50	5.50%	10.25%	$133,338.32	$39,025.85	$94,312.47	--	$94,312.47	--	$15,866,176.35
19	10/1/20	10/31/20	11/1/20	$15,866,176.35	5.50%	10.25%	$138,122.67	$40,426.15	$97,696.52	--	$97,696.52	--	$15,906,602.50
20	11/1/20	11/30/20	12/1/20	$15,906,602.50	5.50%	10.25%	$134,007.68	$39,221.76	$94,785.92	--	$94,785.92	--	$15,945,824.26
21	12/1/20	12/31/20	1/1/21	$15,945,824.26	5.50%	10.25%	$138,816.05	$40,629.09	$98,186.96	--	$98,186.96	--	$15,986,453.34
22	1/1/21	1/31/21	2/1/21	$15,986,453.34	5.50%	10.25%	$139,169.74	$40,732.61	$98,437.13	--	$98,437.13	--	$16,027,185.95
23	2/1/21	2/28/21	3/1/21	$16,027,185.95	5.50%	10.25%	$126,021.98	$36,884.48	$89,137.50	--	$89,137.50	--	$16,064,070.43
24	3/1/21	3/31/21	4/1/21	$16,064,070.43	5.50%	10.25%	$139,845.44	$40,930.37	$98,915.06	--	$98,915.06	--	$16,105,000.8
25	4/1/21	4/30/21	5/1/21	$16,105,000.81	5.50%	10.25%	$135,679.12	--	$135,679.12	--	$135,679.12	--	$16,105,000.8
26	5/1/21	5/31/21	6/1/21	$16,105,000.81	5.50%	10.25%	$140,201.75	--	$140,201.75	--	$140,201.75	--	$16,105,000.8
27	6/1/21	6/30/21	7/1/21	$16,105,000.81	5.50%	10.25%	$135,679.12	--	$135,679.12	--	$135,679.12	--	$16,105,000.8
28	7/1/21	7/31/21	8/1/21	$16,105,000.81	5.50%	10.25%	$140,201.75	--	$140,201.75	--	$140,201.75	--	$16,105,000.8
29	8/1/21	8/31/21	9/1/21	$16,105,000.81	5.50%	10.25%	$140,201.75	--	$140,201.75	--	$140,201.75	--	$16,105,000.8
30	9/1/21	9/30/21	10/1/21	$16,105,000.81	5.50%	10.25%	$135,679.12	--	$135,679.12	--	$135,679.12	--	$16,105,000.8
31	10/1/21	10/31/21	11/1/21	$16,105,000.81	5.50%	10.25%	$140,201.75	--	$140,201.75	--	$140,201.75	--	$16,105,000.8
32	11/1/21	11/30/21	12/1/21	$16,105,000.81	5.50%	10.25%	$135,679.12	--	$135,679.12	--	$135,679.12	--	$16,105,000.8
33	12/1/21	12/31/21	1/1/22	$16,105,000.81	5.50%	10.25%	$140,201.75	--	$140,201.75	--	$140,201.75	--	$16,105,000.8
34	1/1/22	1/31/22	2/1/22	$16,105,000.81	5.50%	10.25%	$140,201.75	--	$140,201.75	--	$140,201.75	--	$16,105,000.8
35	2/1/22	2/28/22	3/1/22	$16,105,000.81	5.50%	10.25%	$126,633.84	--	$126,633.84	--	$126,633.84	--	$16,105,000.8
36	3/1/22	3/31/22	4/1/22	$16,105,000.81	5.50%	10.25%	$140,201.75	--	$140,201.75	--	$140,201.75	--	$16,105,000.8
37	4/1/22	4/30/22	5/1/22	$16,105,000.81	5.50%	10.25%	$135,679.12	--	$135,679.12	$671,041.70	$806,720.82	--	$15,433,959.1
38	5/1/22	5/31/22	6/1/22	$15,433,959.11	5.50%	10.25%	$134,360.01	--	$134,360.01	$671,041.70	$805,401.71	--	$14,762,917.4
39	6/1/22	6/30/22	7/1/22	$14,762,917.41	5.50%	10.25%	$124,372.52	--	$124,372.52	$671,041.70	$795,414.22	--	$14,091,875.7
40	7/1/22	7/31/22	8/1/22	$14,091,875.71	5.50%	10.25%	$122,676.53	--	$122,676.53	$671,041.70	$793,718.23	--	$13,420,834.0
41	8/1/22	8/31/22	9/1/22	$13,420,834.01	5.50%	10.25%	$116,834.79	--	$116,834.79	$671,041.70	$787,876.49	--	$12,749,792.30
42	9/1/22	9/30/22	10/1/22	$12,749,792.30	5.50%	10.25%	$107,412.63	--	$107,412.63	$671,041.70	$778,454.33	--	$12,078,750.60
43	10/1/22	10/31/22	11/1/22	$12,078,750.60	5.50%	10.25%	$105,151.32	--	$105,151.32	$671,041.70	$776,193.02	--	$11,407,708.90
44	11/1/22	11/30/22	12/1/22	$11,407,708.90	5.50%	10.25%	$96,106.04	--	$96,106.04	$671,041.70	$767,147.74	--	$10,736,667.20
45	12/1/22	12/31/22	1/1/23	$10,736,667.20	5.50%	10.25%	$93,467.84	--	$93,467.84	$671,041.70	$764,509.54	--	$10,065,625.50
46	1/1/23	1/31/23	2/1/23	$10,065,625.50	5.50%	10.25%	$87,626.10	--	$87,626.10	$671,041.70	$758,667.80	--	$9,394,583.80
47	2/1/23	2/28/23	3/1/23	$9,394,583.80	5.50%	10.25%	$73,869.74	--	$73,869.74	$671,041.70	$744,911.44	--	$8,723,542.10
48	3/1/23	3/31/23	4/1/23	$8,723,542.10	5.50%	10.25%	$75,942.62	--	$75,942.62	$671,041.70	$746,984.32	--	$8,052,500.40
49	4/1/23	4/30/23	5/1/23	$8,052,500.40	5.50%	10.25%	$67,839.56	--	$67,839.56	$671,041.70	$738,881.26	--	$7,381,458.70
50	5/1/23	5/31/23	6/1/23	$7,381,458.70	5.50%	10.25%	$64,259.14	--	$64,259.14	$671,041.70	$735,300.84	--	$6,710,417.00
51	6/1/23	6/30/23	7/1/23	$6,710,417.00	5.50%	10.25%	$56,532.97	--	$56,532.97	$671,041.70	$727,574.67	--	$6,039,375.30
52	7/1/23	7/31/23	8/1/23	$6,039,375.30	5.50%	10.25%	$52,575.66	--	$52,575.66	$671,041.70	$723,617.36	--	$5,368,333.60
53	8/1/23	8/31/23	9/1/23	$5,368,333.60	5.50%	10.25%	$46,733.92	--	$46,733.92	$671,041.70	$717,775.62	--	$4,697,291.90
54	9/1/23	9/30/23	10/1/23	$4,697,291.90	5.50%	10.25%	$39,573.08	--	$39,573.08	$671,041.70	$710,614.78	--	$4,026,250.20
55	10/1/23	10/31/23	11/1/23	$4,026,250.20	5.50%	10.25%	$35,050.44	--	$35,050.44	$671,041.70	$706,092.14	--	$3,355,208.50
56	11/1/23	11/30/23	12/1/23	$3,355,208.50	5.50%	10.25%	$28,266.48	--	$28,266.48	$671,041.70	$699,308.18	--	$2,684,166.80
57	12/1/23	12/31/23	1/1/24	$2,684,166.80	5.50%	10.25%	$23,366.96	--	$23,366.96	$671,041.70	$694,408.66	--	$2,013,125.10
58	1/1/24	1/31/24	2/1/24	$2,013,125.10	5.50%	10.25%	$17,525.22	--	$17,525.22	$671,041.70	$688,566.92	--	$1,342,083.40
59	2/1/24	2/29/24	3/1/24	$1,342,083.40	5.50%	10.25%	$10,929.71	--	$10,929.71	$671,041.70	$681,971.41	--	$671,041.70
60	3/1/24	3/22/24	3/22/24	$671,041.70	5.50%	10.25%	$4,145.75	--	$4,145.75	$671,041.70	$675,187.45	--	$0.00